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                                                                   EXHIBIT 10.18

                   LICENSING AGREEMENT REGARDING VIDEO RIGHTS

PARTIES;

      Jill Kelly Productions, a legal entity under the law of the state of California (USA), based and registered as well as holding office in Delaware on 8923 Sunset Boulevard, West Hollywood, California 90069, hereafter: Licensor

      and

      The private limited liability company under Dutch law de besloten vennootschap met beperkte aansprakelijkheid Global Distributors Netherlands BV, based and registered at Van Heemstraweg 39 A, 6658 KE, gemeente Beneden-Leeuwen, The Netherlands, hereafter: Licensee;

      WHEREAS:

      With the going into effect of the following agreement licensor owns or is entitled to commit acts of disposition worldwide concerning the following rights in the hardcore version:

      NEW TITLES:
      100 % NATURAL
      BODY ILLUSION
      CAN'T STOP ME
      EXPERIMENT IN SEX
      FOOL FOR LOVERS
      FRIENDS & LOVERS
      GRACED
      JUST SEX
      MIND PHUK
      OUT OF CONTROL
      OUT OF CONTROL AGAIN
      PASSION DESIGNER
      PERFECT PINK PART 14
      PSYCHOSIS
      REFLECTIONS
      SECRET DREAMS

      OLD TITLES:

      INDUSTRIAL SEX
      INVENTING STAR
      KILLER SEX
      LIPSTICK
      MEN ARE FROM MARS
      NAUGHTY PINK
      PERFECT PINK PART 12

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      PERFECT PINK PART 13
      SEX GAMES
      SEXY SIRENS
      BEAUTYFUL COUPLES
      BLONDE ON BLONDE
      COOL BABES, HOT BODS
      DRIPPING FUCKING WET PART 1
      DRIPPING FUCKING WET PART 2
      DRIPPING FUCKING WET PART 3
      DRIPPING FUCKING WET PART 4
      FAST & FEMALE

1. During the term of the following agreement licensor will become entitled to commit acts of disposition worldwide concerning other, new, motion pictures (titles) intended for viewing by adult audiences, i.e. sex films of an explicit nature with at least an X-rating under US-law and in the hard core version;

      1.1. Licensor has made available to licensee before the going into effect the titles mentioned above and licensor has selected already all old titles to order during the term of this agreement as well as the first order of new titles to be made during the term of this agreement;

      1.2. Licensee distributes, reproduces, prints, manufactures, sells films of the nature mentioned before;

      1.3. Licensor is not active on the whole European market and here offers to license the rights mentioned above exclusively to licensee under the terms and conditions mentioned hereunder for the whole of Europe, exclusive the Iberian Peninsula (Spain and Portugal) and the countries of the former Soviet Union;

      1.4. Licensee accepts this offer under the terms and conditions mentioned below;

HAVE AGREED AS FOLLOWS:

ARTICLE 1         DEFINITIONS

Titles: All movie pictures licensor owns and/or is entitled to commit acts of disposition with;

Licensed titles: Titles licensed to and selected by licensee following the procedure mentioned in article 2;

New title: a movie picture manufactured and/or released by licensor no matter were or how, not longer then 2 months before being offered by licensor to licensee following the procedure mentioned in article 2. However, a new compilation or remix of other titles is not regarded as a new title in respect of this agreement;

Old title: a movie manufactured and released longer then 2 months before being offered by licensor to licensee following the procedure mentioned in article 2. However, any compilation or

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remix of movies manufactured and/or released before is in respect of this agreement considered as an old title;

Licensed rights: the exclusive right for a period of 7 years after licensing by licensee, under copyright to reproduce, print, manufacture, sell and distribute licensed titles and still images (either in whole or in part) taken from the licensed titles, in home video format and/or stills only for the whole of Europe, excluding the Iberian Peninsula (Spain and Portugal) and the countries of the former Soviet Union;

Territory: the whole of Europe, excluding the Iberian Peninsula (Spain and Portugal) and the countries of the former Soviet Union;

Term of agreement: from October 2003 until August 31 2004

ARTICLE 2         LICENSING TITLES, PROCEDURE

      2.1 With the going into effect of this agreement licensor has made available to licensee an overview/list of all the titles now available for license;

      2.2 Starting October 2003 licensor will, not later then the first day of every month during the period this agreement is in effect, will present a written list of all the new titles to licensee. Licensor will supply these new titles to licensee with the standard quality adult-features as licensee is used to receive;

      2.3 Provided that at least 8 new titles are made available by licensor (of a quality of at least 6) for license in the month following the procedure mentioned in article 2 sub 2, licensee is obliged to select and license at least 6 (six) new titles at a flat fee of $[__________________] [AMOUNT REDACTED - A REQUEST FOR CONFIDENTIAL TREATMENT HAS BEEN FILED PURSUANT TO RULE 406 OF THE SECURITIES ACT] per new title;

      In case in any given month during the term of this agreement, less new titles then the numbers mentioned above are available to licensee of the standard quality, the number of titles to license is lowered pro rata;

      2.4 licensee hereby commits to buy at least 6 new titles for the coming 10 month's (starting the 31st of November 2003) when licensee fails to purchase or pay this quantity of new releases within this period, licensee will loose all rights of this contract and licensor is free to re-sell these licensed-titles to a third party.

      2.5 The license fee is due monthly before the 31st of the month (starting before the 31st of November 2003)

ARTICLE 3         DELIVERY

      3.1 Not later then the 10th of every month (including listed new and old titles above) licensor shall deliver art work and a DV Cam/Betacam SP of each licensed title to licensee as well as a list of the licensed titles. Licensor is free to present this list in the form of a (draft of an) invoice provided reference is made to this agreement;

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      3.2 The delivery of each licensed title consists of the artwork and the masters, and one DV Cam in the NTCS format (hard version), or a BETACAM-SP master in the NTSC format (hard version), one CD/Rom in layers of both, video-box and DVD-sleeve artwork, 20 hard and 20 soft chromes, and a proof of the fact that all actors and actresses concerned (model-releases), were at least 18 years or older during the production of the licensed titles.

ARTICLE 4         WARRANTS COCNERNING AGES ACTORS/ACTRESSES

      4.1. Licensor warrants, indemnifies and holds harmless licensee completely concerning the ages of the actors/actresses in the titles.

ARTICLE 5         COPYRIGHTS

      5.1 Licensor guarantees licensee that he owns and/or is entitled to commit acts of disposition concerning the titles presented to licensee. Licensor indemnifies and holds licensee harmless both completely and unconditionally in that respect.

      5.2 Licensor herein grants licensee the rights, at the licensee's expense but in licensor's name, to obtain copyright or other legal registration of the licensed titles in the Territory. Licensor constitutes licensee, licensor's attorney during the term hereof, but at licensee's expense, to lawfully protect the licensee's rights of the licensed titles, provided that licensee shall indemnify and hold harmless licensor from any cost, loss or responsibility whatsoever arising from the exercise of any power conferred upon licensee herein;

      5.3 Regarding protection of parallel import, into licensee's territory, licensor will only grant the distributor of the Iberian Peninsula (Spain and Portugal) and the distributors of the countries Of the former Soviet Union, to release the movie's (DVD-VHS) in their own language only (Spanish-Portuguese-former U.S.S.R languages).

ARTICLE 6         DEFAULT

      6.1 Without prejudice to their respective rights to demand total compensation of damages to the party in default, parties in case one or both parties act in deviance or default of this agreement both have the right to terminate the agreement after haven given proper notice to the other party by registered mail and/or fax and/or recognized international courier. If served by courier, service shall be conclusively deemed made seventy-two (72) hours after deposit thereof, postage prepaid, addressed to the other party to who service is to be given, as hereinafter provided. All notices or demands to either party must be given at the following addresses or such other addresses as either party from time to time may designate by notice given to the other party as aforesaid.

      6.2 Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by e-mail, fax or nationally recognized international courier and addressed as follows:

If to Licensor: Jill Kelly Productions, Inc.

                              8923 Sunset Blvd.

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                              West Hollywood, CA 90069
                              Attention: Robert Friedland, CEO
                              Telephone:  (310) 360-7900
                              Fax: (310) 360-7933
                              E-mail: bob@jillkellyproductions.com

If to Licensee:  Global Distributors NetherlandsBV

                              Van Heemstraweg 39A
                              6658 KE Beneden-Leeuwen
                              The Netherlands
                              Attention: Th.B.H. Ruzette
                              Telephone: 011-31-487-595386
                              E-mail: bert@playhouseplaza.com

ARTICLE 7         MISCELLANEOUS

      7.1 This Agreement contains the entire agreement and understanding between the parties hereto and supersedes and replaces all prior negotiations and agreements between the parties hereto, or any of them, whether written or verbal;

      7.2 If any provision of this Agreement is held to be invalid, void or unenforceable, the balance of the provisions shall, nevertheless, remain in full force and effect and shall be in no way affected, impaired or invalidated.

      7.3 This Agreement shall be binding upon and inure to the benefit of each of the parties, their respective assigns, successors in interest and legal representatives.

ARTICLE 7a        ATTORNEYS' FEES

      In the event that any party hereto should bring any action, suit or other proceeding against any other party hereto, contesting the validity of this Agreement, or attempting to enforce, remedy, prevent or obtain relief from any breach of this Agreement, or to rescind, negate, modify, or reform this Agreement, any of the terms or provisions hereof, or any of the matters referred to herein, the prevailing party shall recover all of such party's attorneys' fees and costs incurred in such action.

ARTICLE 7b        APPLICABLE LAW AND JURISDICTION

      This Agreement is made and entered into in the State of California, USA and shall in all respects be interpreted, enforced and governed by and under the laws of said State.

      Thus agreed and signed,

      Asmterdam, 23-09-2003           West Hollywood, CA, USA 23/9/03

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      /s/ Th.B.H. Ruzette             /s/ Robert Friedland
      ---------------------------     -----------------------------
      Global Distributors             Jill Kelly Productions, Inc.
      Netherlands BV                  Robert Friedland, CEO
      Th.B.H. Ruzette, CEO

TOTAL SUM OF THIS AGREEMENT FOR 34 TITLES:

MATERIALS, TOTAL:             U.S. $[_______________][AMOUNT REDACTED - A
                              REQUEST FOR CONFIDENTIAL TREATMENT HAS BEEN FILED
                              PURSUANT TO RULE 406 OF THE SECURITIES ACT]

LICENSING FEES, TOTAL:        U.S. $[_______________][AMOUNT REDACTED - A
                              REQUEST FOR CONFIDENTIAL TREATMENT HAS BEEN FILED
                              PURSUANT TO RULE 406 OF THE SECURITIES ACT]